Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)

SAIHEAT Limited

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 9, 2025.

ENERGY SCIENCE ARTIST HOLDING LIMITED

/s/ Peng Zhang
Name: Peng Zhang
Title: Director

METHOD WISE GLOBAL LIMITED

/s/ Peng Zhang
Name: Peng Zhang
Title: Director

Peng Zhang

/s/ Peng Zhang
Name: Peng Zhang